SECURITY AGREEMENT, PLEDGE AND FINANCING STATEMENT

This Security Agreement, Pledge and Financing Statement (this “Agreement”) is made and entered into June 16, 2006, effective as of March 31, 2006, by UNITED HERITAGE CORPORATION, a Utah corporation, and UHC NEW MEXICO CORPORATION, a New Mexico corporation (individually and collectively, the “Debtor”), in favor of Sterling Bank (the “Secured Party”).

RECITALS

WHEREAS, Debtor, Lothian Oil, Inc., Lothian Oil (USA) Inc., and Lothian Oil Texas I, Inc. (collectively, “Borrower”) executed and delivered to Secured Party that certain revolving promissory note dated as of even date herewith in the face amount of $20,000,000.00 (whether one or more and as the same may be amended, restated, rearranged or modified, the “Note”); and

WHEREAS, the Note evidences a loan more particularly described in that certain Amended and Restated Credit Agreement dated as of even date herewith by and between Borrower and Secured Party as the same may be modified or amended, from time to time (the “Credit Agreement”); and

WHEREAS, the Debtor has executed and delivered this Agreement pursuant to the Credit Agreement for the purpose of securing and providing for the repayment of all of its obligations to Secured Party under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor and Secured Party hereby agree as follows:

Section 1.   Definitions.

(a)  As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Collateral” shall have the meaning assigned to that term in Section 2 of this Agreement.

“Event of Default” shall have the meaning assigned to that term in Section 6(a) of this Agreement.

“Indebtedness” means all amounts due or owing to Secured Party by the Debtor under the Credit Agreement.

“Obligations” means the Obligations defined in the Credit Agreement, including without limitation, the Indebtedness.

“Permitted Liens” has the meaning ascribed thereto in the Credit Agreement.

“Security Documents” shall have the meaning set forth in the Credit Agreement.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas as of the date hereof.

(b)  All terms used in this Agreement which are defined in the UCC, other than those which are specifically defined in Section l(a) above or under the Credit Agreement, shall have the same meaning herein as in the UCC.

Section 2.  Grant of Security Interest.

The Debtor hereby grants to Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and a lien on and so pledges and assigns to Secured Party all of the Debtor’s right, title and interest in, to and under the following properties, assets and rights, in each case, wherever located, all accessions and additions thereto, all substitutions and replacements therefor, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): All improvements and all personal property of any kind or character defined in and subject to the provisions of the UCC, including the proceeds and products from any and all of such improvements and personal property, including, but not limited to, the improvements and personal property situated on, incident, appurtenant or belonging to and used in connection with, any of the Oil and Gas Properties as described in the other Security Instruments executed in connection with the Credit Agreement, a copy of such descriptions being attached hereto on Exhibit “A” and incorporated herein by reference, including, but not limited to, pipe, casing, tubing, rods, storage tanks, boilers, loading racks, pumps, foundations, warehouses, furniture, fixtures, equipment, raw materials, inventory, goods, contract rights, accounts receivable, receivables, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, deposit accounts, all tax refund claims, license fees, computer programs, computer software, engineering drawings, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics, and all other personal property and equipment of every kind and character.

Section 3.  Representations and Warranties. The Debtor represents and warrants, as of the date hereof, to Secured Party as follows:

(a) The chief executive office and principal place of business of the Debtor is located at 405 N. Marienfeld, Suite 200, Midland, Texas 79701.

(b) The Debtor is the owner of all of the Collateral free and clear of any lien, security interest, charge or encumbrance of any kind or nature, except as permitted under the Credit Agreement. Except as permitted under the Credit Agreement, all of the Collateral is free from any material credit, deduction, allowance, defense, dispute, setoff or counterclaim and there is no material extension or indulgence with respect thereto.

(c) This Agreement has been duly executed and delivered by the Debtor and creates a valid security interest in, and lien on, the Collateral securing the payment of the Indebtedness. Upon the making of the filings and the taking of all other actions necessary to perfect the security interests created hereby, including, without limitation, those actions specified in Section 4, the security interests created by this Agreement will be duly perfected security interests, subject to no equal or prior lien, security interest or encumbrance of any kind or nature other than as permitted under the Credit Agreement.

Section 4.  Covenants. During the term of this Agreement and until all the obligations with respect to the Indebtedness have been fully and finally paid and discharged in full, the Debtor covenants and agrees with Secured Party that:

(a)  Except in the ordinary coarse of business, the Debtor will not make any compromise or settlement with respect to any material portion of the Collateral without notice to and consent of Secured Party.

(b)  From time to time, the Debtor shall, at its own expense, promptly give, execute, deliver, file and/or otherwise formalize any such notice, statement, instrument, document, agreement or other papers, and do all such other acts and things, as may be necessary or desirable, or as Secured Party may reasonably request, in order to create, evidence, preserve, perfect, validate or continue any lien or security interest created pursuant to this Agreement or to enable Secured Party to exercise or enforce its rights hereunder with respect to such lien or security interest, or otherwise further to effect the purposes of this Agreement. Without limiting the generality of the foregoing, the Debtor shall, at any time or from time to time upon the request of Secured Party and at the Debtor’s own expense, execute, acknowledge, witness, deliver, file and/or record such financing and continuation statements, notices, additional assignments and other documents or instruments (all of which shall be in form and substance satisfactory to Secured Party and its counsel) as Secured Party may from time to time reasonably request for the perfection of the liens and security interests created hereby.

(c)  The Debtor shall promptly notify Secured Party (i) of any material changes in any fact or circumstance represented or warranted by the Debtor with respect to any material portion of the Collateral, (ii) of any material impairment of the Collateral and (iii) of any claim, action or proceeding affecting title to all or any material portion of the Collateral.

(d)  Except for the liens and security interests created by this Agreement and the Permitted Liens in the Collateral, the Debtor shall at its own expense defend the Collateral against any and all liens, claims, security interests and other encumbrances or interests, howsoever arising.

(e)  The Debtor shall at all times keep accurate and complete records with respect to the Collateral, including, without limitation, records of all payments made, credit granted and proceeds received in connection therewith.

(f)  The Debtor shall not relocate its principal place of business or chief executive office to a county or state other than that specified in Section 3(a) of this Agreement. The Collateral will be kept at Debtor’s principal place of business, its chief executive office or those locations listed on Exhibit “A” hereto, and the Debtor will not remove the Collateral from such locations.

(g)  The Debtor will keep the Collateral in good condition, repair and working order (reasonable wear and tear excepted) and will not use the same in violation of law or any policy of insurance thereon. Secured Party, or its designee, may inspect the Collateral at any reasonable time, wherever located. The Debtor has at all times operated, and the Debtor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

Section 5.  Powers of the Secured Party.

(a)  The Debtor hereby irrevocably designates and appoints Secured Party as its attorney-in-fact, with full power of substitution, for the purposes of carrying out the provisions of this Agreement and taking any action and executing any instrument that Secured Party may reasonably request pursuant to this Agreement, which appointment as attorney-in-fact is irrevocable and coupled with an interest.

(b)  Without limiting the generality of Section 5(a) hereof, the Debtor hereby irrevocably authorizes and empowers Secured Party, after the occurrence and during the continuance of any Event of Default, at the expense of the Debtor, either in Secured Party’s own name or in the name of the Debtor, at any time and from time to time:

(i)  to ask, demand, receive, issue a receipt for, give acquittance for, settle and compromise any and all monies which may be or become due or payable or remain unpaid at any time or times to the Debtor, and any and all other property which may be or become deliverable at any time or times to the Debtor, under or with respect to the Collateral;

(ii)  to endorse any drafts, checks, orders or other instruments for the payment of money payable to the Debtor on account of the Collateral (including any such draft, check, order or instrument issued by any insurance company payable jointly to the Debtor and Secured Party); and

(iii)  to settle, compromise, prosecute or defend any action, claim or proceeding, or take any other action, all either in its own name or in the name of the Debtor or otherwise, which Secured Party may deem to be necessary or advisable for the purpose of exercising and enforcing its powers and rights under this Agreement or in furtherance of the purposes hereof, including any action which by the terms of this Agreement is to be taken by the Debtor.

(c)  Nothing in this Agreement shall be construed as requiring or obligating Secured Party to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice, or to take any other action with respect to any of the Collateral or the amounts due or to become due under any thereof, or to collect or enforce the payment of any amounts assigned to it or to which it may otherwise be entitled hereunder at any time or times other than to account for amounts or Collateral received.

(d)  Secured Party shall be entitled at any time to file this Agreement, or a carbon, photographic or any other reproduction of this Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Agreement. Secured Party shall have no duty to comply with any recording, filing or other legal requirements necessary to establish or maintain the validity, priority or enforceability of, or Secured Party’s rights in or to, any of the Collateral.

(e)  In its discretion, Secured Party may discharge taxes and other encumbrances not timely paid by Debtor as provided in the Credit Agreement at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Debtor agrees to reimburse Secured Party on demand for any and all reasonable expenditures so made with interest on unpaid amounts at the maximum rate permitted by law. Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof relieve the Debtor of any Event of Default.

(f)  Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to or force any performance or to collect the payment of any amounts which may have been assigned to Secured Party or to which Secured Party may be entitled at any time or times other than to account for amounts or Collateral received. Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under §9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as Secured Party deals with similar property for its own account.

(g)  After the occurrence and during the continuance of an Event of Default, Secured Party may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. After the occurrence of an Event of Default regardless of the adequacy of Collateral or any other security for the Indebtedness, any deposits or other sums at any time credited by or due from Secured Party to the Debtor may at any time be applied to or set off against any of the Indebtedness.

(h)  If an Event of Default shall have occurred and is continuing, the Debtor shall, at the request of Secured Party, notify obligors on chattel paper and general intangibles of the Debtor and obligors on instruments for which the Debtor is an obligee of the security interest of Secured Party in any chattel paper, general intangible or instrument and that payment thereof is to be made directly to Secured Party or to any financial institution designated by Secured Party as Secured Party’s agent therefor, and Secured Party may itself, if an Event of Default shall have occurred and is continuing, without notice to or demand upon the Debtor, so notify said obligors. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of chattel paper, general intangibles and instruments received by the Debtor as trustee for Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments. Secured Party shall apply the proceeds of collection of chattel paper, general intangibles and instruments received by Secured Party to the Indebtedness, such proceeds to be immediately entered after final payment in cash of the items giving rise to them.

Section 6.  Default.

(a)  It shall constitute an Event of Default under this Agreement if an “Event of Default” shall occur under the Credit Agreement, any Guarantor defaults under the Guaranty (as defined in the Credit Agreement) or if Debtor shall default in any of its obligations under this Agreement.

(b)  If an Event of Default shall have occurred, in addition to any other rights and remedies that may be available to Secured Party under the UCC or under Section 5(a) or 5(b) of this Agreement or otherwise under this Agreement or at law, Secured Party shall also have the following rights and powers:

(i)  Secured Party may, without being required to give any notice except as hereinafter provided, sell the Collateral, or any part thereof, at public or private sale, for cash, upon credit or for future delivery and at such price or prices as Secured Party deems satisfactory, and Secured Party and/or its collateral agent may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely free from any right or claim of whatsoever kind, and the Indebtedness or any portion of the Indebtedness may be applied as a credit against the purchase price.

(ii)  upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right of whatsoever kind by or on behalf of the Debtor, including any equity or rights of redemption of the Debtor and the Debtor hereby specifically waives, to the extent permitted by applicable law, all rights of redemption, stay or appraisal which it has or may have under any rule or law or statute now existing or hereafter adopted.

(iii)  Secured Party shall give the Debtor five (5) business days’ written notice (which the Debtor agrees is reasonable notification within the meaning of §9.611 of the UCC) of its intention to make any such public or private sale. Such notice, in case of a public sale, shall state the time and place fixed for such sale and, in case of a private sale, shall state the date after which such sale is to be made.

(iv)  any such public sale shall be held at such time or times within ordinary business hours and at such places as Secured Party may fix in the notices of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as Secured Party may determine.

(v)  Secured Party shall not be obligated to make any sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same shall be so adjourned.

(vi)  in case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

(vii)  Secured Party instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the liens and security interests granted in this Agreement and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(viii)  Secured Party shall have the right to take possession of the Collateral, and for that purpose Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Indebtedness is to be paid or performed by a person other than the Debtor, the Debtor waives and agrees not to assert any rights or privileges which it may have under the UCC.

(c)  Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale other than for its own gross negligence, willful misconduct or bad faith. The Debtor hereby waives, to the maximum extent permitted by applicable law, any claims against Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Indebtedness, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

(d)  Secured Party shall not be obligated to pursue or exhaust its rights and remedies against any particular Collateral or other security for the Indebtedness before pursuing or enforcing its rights and remedies against any other Collateral or other security for the Indebtedness.

(e)  To the extent permitted by law, the Debtor hereby waives (i) any rights to require Secured Party to proceed first against any other Person, to exhaust its rights in the Collateral or other security for the Indebtedness or to pursue any other right that Secured Party might have, and (ii) all rights of marshalling in respect of any and all of the Collateral.

(f)  Without precluding any other methods of sale, the Debtor acknowledges that the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property. Secured Party shall not be liable for any depreciation in the value of the Collateral.

(g)  Remedies of Secured Party are cumulative and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of Secured Party.

(h)  If an Event of Default shall have occurred, the proceeds of any sale of or other realization upon all or any part of the Collateral and any other amounts held by Secured Party under this Agreement shall be applied by Secured Party as provided in the Credit Agreement.

Any amounts remaining after such applications shall be remitted to the Debtor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

Section 7.  General Provisions.

(a)  This Agreement shall remain in full force and effect until all of the Indebtedness shall have been satisfied in full.

(b)  The lien and security interest created hereunder and the Debtor’s obligations hereunder and Secured Party’s rights hereunder shall not be released, diminished, impaired or adversely affected by the occurrence of any one or more of the following events:

(i)  the taking or accepting of any other security or assurance for any or all of the Indebtedness;

(ii)  any release, surrender, exchange, subordination or loss of any security or assurance at any time existing in connection with any or all of the Indebtedness;

(iii)  the modification of, amendment to, or waiver of compliance with any terms of the Credit Agreement;

(iv)  any renewal, extension and/or rearrangement of the payment of any or all of the Indebtedness or any statement, indulgence, forbearance or compromise that may be granted or given by Secured Party to the Debtor or any other Person;

(v)  any neglect, delay, omission, failure or refusal of Secured Party to take or prosecute any action in connection with any agreement, document or other instrument evidencing, securing or assuring the payment of any or all of the Indebtedness; or

(vi)  the illegality, invalidity or unenforceability of all or any part of the Indebtedness.

(c)  This Agreement or any term hereof may be amended or changed only by an instrument in writing executed jointly by the Debtor and Secured Party.

(d)  Each right, power and remedy herein specifically granted to Secured Party or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise (including, without limitation, all rights, powers and remedies granted to a secured party under the UCC), and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by Secured Party in its sole and complete discretion. The provisions of this Agreement may only be waived by an instrument in writing signed by Secured Party, and no failure on the part of Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

(e)  The manner and place of service of all notices, requests, demands or other communications to be sent hereunder shall be sent as set forth in Section 8.3 of the Credit Agreement.

(f)  This Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of Secured Party and its successors and assigns. The Debtor may not, without the prior written consent of Secured Party, assign any of its rights, duties or obligations hereunder.

(g)  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

(h)  The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

(i)  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity of enforceability or such provision in any other jurisdiction.

(j)  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

(k)  In the event of any conflict or inconsistency between the terms, covenants, conditions and provisions set forth in this Agreement and the terms, covenants, conditions and provisions set forth in the Credit Agreement, the terms, covenants, conditions and provisions of the Credit Agreement shall prevail.

[signature page follows]

IN WITNESS WHEREOF, the Debtor and Secured Party have executed this Agreement as of the date first above written.

“Debtor”

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson,
Chief Executive Officer and President

UHC NEW MEXICO CORPORATION

By:	/s/ C. Scott Wilson
C. Scott Wilson,
Chief Executive Officer and President

“Secured Party”

STERLING BANK

By:	/s/ Daniel G. Steele
Daniel G. Steele,
Senior Vice President

EXHIBIT “A”

A-1